UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2005

MIRANT AMERICAS GENERATION, LLC
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
N/A
(Commission File Number)
51-2574140
(I.R.S. Employer Identification Number)
1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338
(Address and zip code of principal executive offices)
(678) 579-5000
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01 Regulation FD Disclosure
The Registrant is filing under Item 7.01 of this Current Report on Form 8-K the information included below. The information relates to Mirant North America, LLC (the “Company”), an entity to be formed pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of Mirant Corporation (“Mirant”) and its Affiliated Debtors (and referred to therein as New MAG Holdco). This information has not been previously reported to the public.
In early December one of the generating units at the Company’s Chalk Point facility experienced a forced outage as a result of a structural failure to one of its retired precipitators. The failure caused damage to associated ductwork and repairs are in progress. The unit is expected to be out of service for at least four weeks. To the extent the unit is unavailable for an extended period, the lost revenue could have a material adverse impact on the Company’s financial performance.
Power prices have generally been higher during the fourth quarter to date in 2005 as compared to the corresponding period in 2004. The prices the Company realizes from the sale of power, however, include the impact of asset hedges. The prices realized by the Company during the fourth quarter to date in 2005 have been lower than the market prices during such period as a result of asset hedging transactions entered into prior to the increase in prices after hurricane Katrina. In addition, as a result of unplanned outages at certain of the Company’s generation facilities, including an eight week forced outage at Unit No. 1 at our Morgantown facility and the forced outage at the Company’s Chalk Point facility described above, together with the shut down and subsequent reduced operations of our Potomac River facility, the Company’s gross margin will be negatively impacted.
For the week of January 6, 2006, assuming a NYMEX gas price of $13.60, the Company would have had an estimated collateral posting of $856 million. The Company had $1,126.7 million of collateral posted to counterparties as of September 27, 2005; based on current gas prices $270.9 million is expected to be released during the fourth quarter of 2005, $259.8 million is expected to be released during the first quarter of 2006, $105.3 million is expected to be released during the second quarter of 2006, $185.4 million is expected to be released during the third quarter of 2006, $74.1 million is expected to be released during the fourth quarter of 2006 and $231.3 thereafter. These amounts do not take into account collateral posted to counterparties to support price risk management activities after September 30, 2005.
This Item 7.01 contains forward-looking statements regarding our current intentions, beliefs or expectations concerning, among other things, our results of operations, financial condition and liquidity. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained herein.
This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirant Americas Generation, LLC

By: /s/ Thomas Legro

Name: Thomas Legro
Title: Senior Vice President and Controller

Dated: December 11, 2005

3